Exhibit 99.1
Semiannual Servicer’s Certificate
CenterPoint Energy Transition Bond Company II, LLC
$1,851,000,000 Series A Transition Bonds
Pursuant to Section 6 of Annex 1 to the Transition Property Servicing Agreement (the “Agreement”), dated as of December 16, 2005, between CenterPoint Energy Houston Electric, LLC, as Servicer, and CenterPoint Energy Transition Bond Company II, LLC, as Issuer, the Servicer does hereby certify as follows:
Capitalized terms used in this Semiannual Servicer’s Certificate have their respective meanings as set forth in the Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Agreement.
Collection Periods: January 30, 2009 through July 30, 2009
Payment Date: August 3, 2009
Today’s Date: July 30, 2009
1. Collections Allocable and Aggregate Amounts Available for Current Payment Date:

i.	Remittances for the January 30, 2009 Collection Period	232,474.88
ii.	Remittances for the February 1 through 28, 2009 Collection Period	13,379,834.98
iii.	Remittances for the March 1 through 31, 2009 Collection Period	12,561,396.92
iv.	Remittances for the April 1 through 30, 2009 Collection Period	12,262,626.00
v.	Remittances for the May 1 through 31, 2009 Collection Period	11,597,132.73
vi.	Remittances for the June 1 through 30, 2009 Collection Period	13,863,665.61
vii.	Remittances for the July 1 through 30, 2009 Collection Period	17,350,614.65
viii.	Net Earnings on Collection Account		[through 6/30/09]
	General Subaccount	129,606.73
	Capital Subaccount	273,174.37
	Excess Funds Subaccount	16,030.63

ix.	General Subaccount Balance (sum of i through viii above)	81,666,557.50

x.	Excess Funds Subaccount Balance as of Prior Payment Date	3,302,079.38
xi.	Capital Subaccount Balance as of Prior Payment Date (1)	9,255,000.00

xii.	Collection Account Balance (sum of ix through xi above)	94,223,636.88

(1)	Net of unreleased earnings moved into General Subaccount
2. Outstanding Amounts as of Prior Payment Date:

i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	360,066,563.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance of all Series A Transition Bonds	1,593,066,563.00

3. Required Funding/Payments as of Current Payment Date:

		Projected
		Principal	Semiannual
	Series A Principal	Balance	Principal Due
i.	Tranche A-1	0.00	0.00
ii.	Tranche A-2	317,117,443.00	42,949,120.00
iii.	Tranche A-3	252,000,000.00	0.00
iv.	Tranche A-4	519,000,000.00	0.00
v.	Tranche A-5	462,000,000.00	0.00

vi.	For all Series A Transition Bonds	1,550,117,443.00	42,949,120.00

		Transition	Days in
		Bond	Interest
		Interest Rate	Period (1)	Interest Due
vii.	Required Tranche A-1 Interest	4.840%	180	0.00
viii.	Required Tranche A-2 Interest	4.970%	180	8,947,654.09
ix.	Required Tranche A-3 Interest	5.090%	180	6,413,400.00
x.	Required Tranche A-4 Interest	5.170%	180	13,416,150.00
xi.	Required Tranche A-5 Interest	5.302%	180	12,247,620.00

(1)	On 30/360 Day basis.

		Funding
	Required Level	Required
xii. Capital Subaccount	9,255,000.00	0.00
4. Allocation of Remittances as of Current Payment Date Pursuant to Section 8.02(d) of Indenture:

i.	Trustee Fees and Expenses	2,560.00
ii.	Servicing Fee	462,750.00	(1)
iii.	Administration Fee and Independent Managers Fee	50,000.00	(2)
iv.	Operating Expenses	185,223.01	(3)
v.	Semiannual Interest (including any past-due Semiannual Interest for prior periods)

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Interest Payment	0.00	0.00
2. Tranche A-2 Interest Payment	8,947,654.09	24.31
3. Tranche A-3 Interest Payment	6,413,400.00	25.45
4. Tranche A-4 Interest Payment	13,416,150.00	25.85
5. Tranche A-5 Interest Payment	12,247,620.00	26.51

vi.	Principal Due and Payable as a result of (A) Event of Default or (B) on Final Maturity Date

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Principal Payment	0.00	0.00
2. Tranche A-2 Principal Payment	0.00	0.00
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00
          (C) Principal Scheduled to be Paid on Current Payment Date

		Per 1,000
		of Original
Series A	Aggregate	Principal Amount
1. Tranche A-1 Principal Payment	0.00	0.00
2. Tranche A-2 Principal Payment	42,949,120.00	116.71
3. Tranche A-3 Principal Payment	0.00	0.00
4. Tranche A-4 Principal Payment	0.00	0.00
5. Tranche A-5 Principal Payment	0.00	0.00

vii.	Amounts Payable to Credit Enhancement Providers (if applicable)	N/A
viii.	Operating Expenses not Paid under Clause (iv) above	0.00
ix.	Funding of Capital Subaccount	273,174.37
x.	Net Earnings in Capital Subaccount Released to Issuer	0.00
xi.	Deposit to Excess Funds Subaccount	0.00
xii.	Released to Issuer upon Series Retirement: Collection Account	0.00

xiii.	Aggregate Remittances as of Current Payment Date	84,947,651.47

(1)	Servicing fee: $1,851,000,000 x .05% x 180/360 = $462,750.00

(2)	Administration fee: $100,000 x 180/360 = $50,000.00

(3)	Reimbursement to Administrator for fees/expenses paid to outside legal counsel ($131,125.77), independent public accountant ($42,286.10), printer ($1,831.50) and L/C issuing bank ($9,979.64)

5. Subaccount Withdrawals as of Current Payment Date (if applicable, pursuant to Section 8.02(d) of Indenture):

i.	Excess Funds Subaccount (available for 4.i. through 4.ix.)	3,281,093.97
ii.	Capital Subaccount (available for 4.i. through 4.viii.)	0.00

iii.	Total Withdrawals	3,281,093.97

6. Outstanding Amounts and Collection Account Balance as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

	Series A
i.	Tranche A-1 Principal Balance	0.00
ii.	Tranche A-2 Principal Balance	317,117,443.00
iii.	Tranche A-3 Principal Balance	252,000,000.00
iv.	Tranche A-4 Principal Balance	519,000,000.00
v.	Tranche A-5 Principal Balance	462,000,000.00

vi.	Aggregate Principal Balance for all Series A Transition Bonds	1,550,117,443.00

vii.	Excess Funds Subaccount Balance	20,985.41
viii.	Capital Subaccount Balance	9,528,174.37

ix.	Aggregate Collection Account Balance	9,549,159.78

7. Shortfalls In Interest and Principal Payments as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Semiannual Interest
	Series A
	1. Tranche A-1 Bond Interest Payment	0.00
	2. Tranche A-2 Bond Interest Payment	0.00
	3. Tranche A-3 Bond Interest Payment	0.00
	4. Tranche A-4 Bond Interest Payment	0.00
	5. Tranche A-5 Bond Interest Payment	0.00

ii.	Semiannual Principal
	Series A
	1. Tranche A-1 Principal Payment	0.00
	2. Tranche A-2 Principal Payment	0.00
	3. Tranche A-3 Principal Payment	0.00
	4. Tranche A-4 Principal Payment	0.00
	5. Tranche A-5 Principal Payment	0.00
8. Shortfall in Required Subaccount Level as of Current Payment Date (after giving effect to payments to be made on such Payment Date):

i.	Capital Subaccount	0.00
IN WITNESS HEREOF, the undersigned has duly executed and delivered this Semiannual Servicer’s Certificate this 30th day of July, 2009.
CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC, as Servicer

by:	/s/ Linda Geiger

Linda Geiger
Assistant Treasurer